Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined financial information for Agilysys, Inc. (“Agilysys” or “Company”) set forth below gives effect to the acquisition of Innovative Systems Design, Inc. (d/b/a Innovativ Systems Design, Inc.) (“Innovativ”) using the purchase method of accounting after giving effect to the adjustments described in the accompanying notes. The unaudited pro forma condensed combined statement of operations includes only the results of continuing operations and excludes such impacts as nonrecurring items related to the acquisition and synergy and related cost savings associated with the integration of the acquisition.
The unaudited pro forma condensed combined statements of operations for the fiscal year ended March 31, 2007 gives effect to the acquisition as if it occurred on April 1, 2006 by combining the results for the fiscal year ended March 31, 2007 of Agilysys with the results for the fiscal year ended December 31, 2006 of Innovativ. The unaudited pro forma condensed combined balance sheet as of March 31, 2007 gives effect to the acquisition of Innovativ as if it occurred on that date.
The Company has accounted for the acquisition as a purchase under accounting principles generally accepted in the United States. Under the purchase method of accounting, the assets and liabilities of Innovativ will be recorded as of the acquisition date at their respective fair values and consolidated with those of the Company.
The Company has not yet completed its analysis of the fair value of the acquired assets and liabilities, including an evaluation of acquired intangible assets. Accordingly, the allocation of the acquisition cost to the assets acquired and liabilities assumed is subject to modification in the future, which will include the identification of intangible assets.
The unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements used in the preparation of such pro forma financial information. The Company’s historical financial statements used in the preparation of the unaudited pro forma condensed combined financial information were filed with the Securities and Exchange Commission on Form 10-K for the fiscal year ended March 31, 2007. Innovativ’s historical financial statements used in the preparation of the unaudited pro forma condensed combined financial information are included as exhibits 99.1 and 99.2 to this Form 8-K/A.
The unaudited pro forma condensed combined financial information, including the notes thereto, are not necessarily indicative of what the actual financial results would have been had the transaction taken place on the dates indicated and do not purport to indicate the results of future operations. The pro forma adjustments are described in the accompanying notes and are based upon information and assumptions available at the time of filing this Form 8-K/A.
The unaudited condensed combined pro forma financial information is prepared in accordance with Article 11 of Regulation S-X.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE FISCAL YEAR ENDED MARCH 31, 2007
(In Thousands, Except Share and Per Share Information)

	Historical Statements of
	Operations for the Twelve
	Months Ended
	March 31	December 31
	2007	2006	Pro Forma
	Agilysys	Innovativ	Adjustments	Pro Forma
Net sales	$474,570	$234,642		$709,212
Cost of goods sold	353,863	182,304		536,167

Gross margin	120,707	52,338		173,045
Operating expenses
Selling, general, and administrative expenses	133,185	25,695		158,880
Restructuring credits	(2,531)	—		(2,531)

Operating (loss) income	(9,947)	26,643		16,696
Other (income) expense
Other expense, net	6,025	234		6,259
Interest (income) expense, net	(2,402)	(267)	$5,250 [a]	2,581

(Loss) income before income tax benefit (expense)	(13,570)	26,676		7,856
Income tax benefit (expense)	1,935	(209)	(10,541)[b]	(8,815)
			2,116 [c]	2,116

(Loss) income from continuing operations	$(11,635)	$26,467		$1,157

(Loss) income per share — basic and diluted
(Loss) income from continuing operations	$(0.38)			$0.04

Weighted average shares outstanding
Basic	30,683,766			30,683,766
Diluted	30,683,766			31,232,333
See notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 2007
(In Thousands)

	Historical		Pro Forma
	Agilysys	Innovativ	Adjustments		Pro Forma
ASSETS
Current assets
Cash and cash equivalents	$604,667	$9,782	$(100,000	) [d]	$514,449
			(2,621	) [e]	(2,621)
			(1,288	) [f]	(1,288)
Accounts receivable, net	116,735	35,559			152,294
Inventories, net	9,922	762			10,684
Deferred income taxes	3,092	—			3,092
Prepaid expenses and other current assets	3,494	284			3,778
Assets of discontinued operations-current	206	59			265

Total current assets	738,116	46,446	(103,909)		680,653
Goodwill	93,197	—	83,179	[g]	176,376

Intangible assets, net	8,716	—			8,716
Investments	11,231	—			11,231
Other non-current assets	30,701	487			31,188
Property and equipment, net	17,279	1,332			18,611

Total assets	$899,240	$48,265	$(20,730)		$926,775

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$84,286	$25,634			109,920
Income taxes payable	134,607	—			134,607
Accrued liabilities	32,189	1,738	(48	) [f]	33,879
Current portion of LT debt	116	—			116
Liabilities of discontinued operations-current	162	—			162

Total current liabilities	251,360	27,372	(48)		278,684
Deferred income taxes	62	—			62
Other non-current liabilities	20,751	1,240	(1,240	) [f]	20,751
Liabilities of discontinued operations-noncurrent	223	211			434
Shareholders’ Equity	626,844	19,442	(19,442	) [h]	626,844

Total liabilities and shareholders’ equity	$899,240	$48,265	$(20,730)		$926,775

See notes to unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL INFORMATION
1. Purchase Price
Agilysys acquired all of the outstanding shares of Innovativ for $100 million, which was funded by cash. The acquisition price is subject to a working capital adjustment. Additionally, Agilysys will pay an earn-out of two dollars for every dollar of EBITDA greater than $50 million in cumulative EBITDA over the first two years after closing. The earn-out will be limited to a maximum payout of $90 million. The working capital adjustment and potential earn-out payment by Agilysys are considered to be contingent elements of the acquisition that are not recognized until the contingencies have been resolved (i.e. the closing working capital has been established and the earn-out target has been met). Accordingly, the working capital adjustment and potential earn-out payment of up to $90 million has not been recognized in the allocation of the purchase price to the net assets acquired in the accompanying unaudited pro forma condensed combined financial information
2. Nonrecurring Events in Historical Financial Statements
The historical financial statements of the Company for the fiscal year ended March 31, 2007 that are included in the unaudited pro forma condensed combined statement of operations include the following nonrecurring events:
•	$4.9 million restructuring credit for the reversal of a restructuring liability that was established in fiscal 2003 for a previously exited facility.
•	$5.9 million impairment charge for the write-down of the Company’s equity method investment.
3. Pro forma adjustments
Pro forma adjustments to the unaudited pro forma condensed combined statement of operations for the fiscal year ended March 31, 2007 are as follows:
[a] To reduce the interest income of Agilysys for the cash used in the acquisition of Innovativ assuming the acquisition had occurred at the beginning of the period presented.

[b] To increase the historical income tax expense of Innovativ as if they were treated as a C-Corporation, using the statutory rate of 40.3%.

[c] Reflects the tax effect of the pro forma adjustments calculated at the statutory rate of 40.3% for the fiscal year ended March 31, 2007.
Pro forma adjustments to the unaudited pro forma condensed combined balance sheet as of March 31, 2007 are as follows:
[d] To reflect the reduction of cash for the purchase price of Innovativ.

[e] To reflect cash paid for transaction related costs.

[f] To reflect cash paid for remaining severance obligations of Innovativ prior to close of the acquisition.

[g] To reflect goodwill resulting from the acquisition of Innovativ from the initial purchase price allocation assuming the acquisition had occurred on March 31, 2007. The Company has not yet completed its analysis of the fair value of the acquired assets and liabilities, including an evaluation of acquired intangible assets. Accordingly, the allocation of the acquisition cost to the assets acquired and liabilities assumed is subject to modification in the future, which will include the identification of intangible assets.

[h] To eliminate the historical equity of Innovativ as part of the acquisition.